Exhibit (a)(1)(D)

LETTER TO CLIENTS

PHH Corporation

Offer to Exchange Any and All 6.00% Convertible Senior Notes Due 2017
CUSIP No. 693320 AQ6

for cash and shares of Common Stock of PHH Corporation
CUSIP No. 693320202

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 2015, UNLESS THE OFFER IS EXTENDED BY PHH CORPORATION (SUCH DATE, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE NOTES HAVE BEEN ACCEPTED FOR EXCHANGE.

To Our Clients:

We are enclosing herewith the documents listed below relating to the offer (the “offer”) by PHH Corporation, a Maryland corporation (“PHH”), to exchange any and all of its 6.00% Convertible Senior Notes Due 2017 (the “Notes”) for cash and shares of its common stock, par value $0.01 per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Offer to Exchange, dated May 6, 2015, as the same may be amended from time to time (the “Offer to Exchange”), and in the accompanying letter of transmittal (the “Letter of Transmittal”).

Holders who validly tender Notes that are not validly withdrawn and are accepted for exchange by PHH pursuant to the offer will receive, for each $1,000 principal amount of validly tendered and accepted Notes, $1,125.00 in cash, plus accrued and unpaid interest from June 15, 2015 to, but excluding, the Settlement Date (as defined in the Offer to Exchange), and a number of shares of Common Stock, which is referred to in the Offer to Exchange as the “Exchange Ratio,” which will be fixed by 4:30 p.m., New York City time, on the Expiration Date and will be equal to the sum of the Daily Settlement Amounts (as defined in the Offer to Exchange) for each VWAP Trading Day (as defined in the Offer to Exchange) during the Observation Period (as defined in the Offer to Exchange). Details regarding the Exchange Ratio will also be available by that time at www.gbsc-usa.com/PHH and from the Information Agent (as defined in the Offer to Exchange).

The offer is subject to certain conditions. See the section of the Offer to Exchange entitled “Description of the Offer—Conditions to the Offer.”

We are the holder of your Notes held through our account with The Depository Trust Company (“DTC”). A tender of Notes can be made only by us as a DTC participant and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Notes held by us through our DTC account pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal.

We urge you to read the Offer to Exchange, including the documents incorporated by reference therein, and the Letter of Transmittal carefully before instructing us to tender your Notes. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR NOTES PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

To the Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the Offer to Exchange, dated May 6, 2015, as the same may be amended from time to time (the “Offer to Exchange”), of PHH Corporation, a Maryland corporation (“PHH”), and the accompanying letter of transmittal, which together set forth the terms and conditions of the offer by PHH to exchange any and all of its 6.00% Convertible Senior Notes Due 2017 (the “Notes”) for cash and shares of its common stock, par value $0.01 per share (the “Common Stock”). Holders who validly tender Notes that are not validly withdrawn and are accepted for exchange by PHH pursuant to the offer will receive, for each $1,000 principal amount of validly tendered and accepted Notes, $1,125.00 in cash, plus accrued and unpaid interest from June 15, 2015 to, but excluding, the Settlement Date (as defined in the Offer to Exchange), and a number of shares of Common Stock which will be fixed by 4:30 p.m., New York City time, on the Expiration Date and will be equal to the sum of the Daily Settlement Amounts (as defined in the Offer to Exchange) for each VWAP Trading Day (as defined in the Offer to Exchange) during the Observation Period (as defined in the Offer to Exchange).

This will instruct you as to the action to be taken by you, for the account of the undersigned, relating to the offer.

The principal amount of Notes held by you through your account with The Depository Trust Company (“DTC”) for the account of the undersigned is (fill in amount):                      principal amount of Notes.

With respect to the offer, the undersigned hereby instructs you (check appropriate box):

☐                 To tender the following principal amount of Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal (insert principal amount of Notes to be tendered, if any):                    principal amount of Notes.*

The principal amount of Notes beneficially owned by the undersigned that are held by Participants other than you, which the undersigned is tendering for exchange (insert principal amount of Notes):                    principal amount of Notes.

☐                 Not to tender any Notes held by you for the account of the undersigned.

* Unless otherwise indicated, the entire principal amount of Notes indicated above as held by the Participant for the account of the undersigned will be tendered.

SIGN HERE
Name(s) of beneficial owner(s):
Signature(s):
Name(s):
(Please Print)
Address(es):
Telephone Number(s):
Taxpayer Identification or Social Security Number(s):
Date:

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